Exhibit 10.1

REPRESENTATIVE AGREEMENT

This agreement made on

 by and between  _____________________________________

 City, State

  hereafter known as THE COMPANY, and Koval Marketing Associates, known as the AGENT, having its principal office in MUKILTEO, WASHINGTON.  Whereas, the COMPANY manufacturers and/or supplies goods, equipment and services; and Whereas, the COMPANY and AGENT desire to create a relationship hereby that AGENT shall act as the exclusive sales representative of the COMPANY within the specified territory and within a specified industry or class of trade, upon the terms and conditions as follows,

It is hereby mutually agreed:

1.

Exclusive Sales Territory

The COMPANY hereby designates the AGENT to act as sales representative in the following territories: THE STATES OF:  _______________________________________________________________________

2.

Exclusive Industry Or Class Of Trade:

The COMPANY hereby grants the exclusive rights and obligations of sales representation to the AGENT in the following industry or class of trade:

3.

Term

This agreement shall remain in full force and effect until such time as one of the parties hereto gives notice of termination.  Such notice shall be forwarded via registered mail at least 30 days prior to the termination date.  The AGENT shall be entitled to be paid commissions on all orders accepted by the COMPANY prior to the effective termination date, even though such orders may be shipped or paid for after the termination date.

4.

Product, Pricing And Terms Of Sale

a)

The COMPANY shall have the absolute right to establish prices and terms governing all AGENT’S sales, and reserves the right to accept or reject all orders received from the AGENT on the basis of unsatisfactory credit ratings of the purchaser as determined by the COMPANY.

b)

The AGENT is hereby restricted to the sale of products currently listed in the COMPANY catalog and further restricted to sell such products only at prices and with such terms as established and accepted by the COMPANY.

c)

The AGENT hereby agrees to comply with all COMPANY regulations and policies as shall be issued from time to time, and shall not contract on behalf of or obligate the COMPANY in any way without written authorization from the Executive of the COMPANY.

d)

The AGENT hereby agrees to assist on collections of past due accounts from AGENT’S territory.  Commissions previously paid on accounts that have become three months past due will be charged back to the AGENT.

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Representative Agreement

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5.

Commissions Payable

The COMPANY hereby agrees to pay commissions to the AGENT on all orders received from the AGENT and accepted by and shipped by the COMPANY at the following rate:______

Such percentage shall be determined from the Purchaser’s NET cost on orders shipped by the company.

a)

Any orders returned to and accepted by the COMPANY for the purpose of credit shall have any commission paid to the AGENT deducted from future earned commissions.  If the amount of that commission is larger than the anticipated earnings of the AGENT, as determined by the COMPANY, said commission shall be paid to the COMPANY by the AGENT within 10 days of written notice.

6.

Indemnification

The COMPANY hereby agrees to indemnify the AGENT, his associates and employees, against all claims, damages, losses, and expenses, including reasonable attorney’s fees, arising out of any and all claims or suites by third persons, whether direct purchases of the COMPANY’S product or not, for damage and other relief arising out of the use of or defect in any COMPANY product sold by the AGENT, appear in and defend on the behalf of the AGENT, any action against him because of the COMPANY product.

COMPANY APPROVAL:

     SIGNATURE

             TITLE

  DATE

AGENCY APPROVAL:

     SIGNATURE

             TITLE

  DATE

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